Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS SECOND QUARTER 2021 RESULTS

Strong organic growth and execution against strategic initiatives drive performance

Discloses quarterly 2020 historical results and confirms guidance

BOWLING GREEN, KY – Aug 11, 2021 – Holley Inc. (NYSE: HLLY), the largest and fastest growing platform serving performance automotive enthusiasts, today announced financial results for its second quarter ended June 27, 2021.

Second Quarter Highlights vs. Prior Year Period

•	Net Sales increased 54% to $193.0 million compared to $125.3 million in 2020

•	Gross Profit increased 48% to $81.2 million compared to $54.8 million last year

•	Operating Income increased 52% to $40.1 million compared to $26.3 million in 2020

•	Net Income increased 85% to $23.1 million from $12.5 million last year

•	Adjusted EBITDA[1] increased 49% to $54.1 million compared to $36.4 million in 2020

•	Acquired AEM Performance Electronics (“AEM”) adding to Holley’s electronics offering

•	Continued execution on direct-to-consumer channel growth strategy

2021 Outlook

•	Company reiterates fiscal 2021 Net Sales expected to range between $648-$663 million, Pro Forma Net Sales[1] between $655-$670 million, and Pro Forma Adjusted EBITDA[1] between $165-170 million

[1]	See “Use and Reconciliation of Non-GAAP Financial Measures” below.

Tom Tomlinson, Holley’s President and Chief Executive Officer, said, “Consumer demand for our products was strong in the second quarter and we continued to see excellent growth in our direct-to-consumer channel. Our team performed well, captured significant additional demand in the quarter, and delivered great overall results.”

Second Quarter 2021 Financial Results

Net sales increased 54% to $193.0 million in the second quarter of 2021, up from $125.3 million in the second quarter of 2020. Non-comparable sales associated with acquisitions, including the AEM acquisition completed in April and several completed in the fourth quarter of 2020, contributed $36.7 million of net sales growth in the quarter. Organic growth for comparable brands contributed the remaining $31.0 million of year-over-year net sales growth, representing slightly more than 25% growth over second quarter 2020 net sales. Consumer demand for electronic performance products drove the majority of the organic growth in the quarter.

Cost of goods sold increased $41.4 million, or 59%, to $111.8 million, as compared to $70.5 million for the second quarter of 2020 and is primarily attributable to the increase in product sales. Gross profit for the thirteen weeks ended June 27, 2021 increased $26.4 million, or 48.1%, to $81.2 million, as compared to $54.8 million for the second quarter of 2020. The increase in gross profit was driven by the increase in sales. Gross margin for the thirteen weeks ended June 27, 2021 was 42.1% compared to a gross margin of 43.8% for the thirteen weeks ended June 28, 2020.

Selling, general and administrative costs for the quarter increased $9.9 million to $26.2 million, representing an increase of 61% when compared to $16.3 million in 2020. Incremental SG&A from recent acquisitions were responsible for $5.3 million of the increase in the quarter. Additional cost drivers include a $1.6 million increase in shipping costs related to higher sales and global supply chain pressure, higher audit fees associated with the business combination with Empower, and increases in software licensing that support Holley’s growth.

R&D and other operating expenses provided leverage in the second quarter, as those expenses increased 26% and 20%, respectively, against the net sales increase of 54%. Increases in these other operating expense areas are primarily due to acquisitions.

Net income for the second quarter 2021 reflects higher sales volume and the leverage achieved on certain fixed expenses. Net income improved to $23.1 million in the second quarter compared to $12.5 million in 2020, an increase of 85%.

Adjusted EBITDA grew from $36.4 million in the second quarter last year to $54.1 million in the second quarter of 2021, representing 49% year-over-year growth. Reconciliation to GAAP Net Income is included in the “Use and Reconciliation of Non-GAAP Financial Measures” table below.

Significant Event Subsequent to Quarter End

On July 16, 2021, Holley completed the business combination with Empower LTD and became a publicly traded company on the New York Stock Exchange (NYSE: HLLY). Since the transaction closed in Holley’s third fiscal quarter, the 10-Q Holley will file with the Securities and Exchange Commission for the second quarter will reflect the pre-combination results of Empower LTD.

Fiscal 2021 Full Year Outlook

We reiterate our full-year expectations of recognized net sales in the range of $648 to $663 million for fiscal 2021. We expect pro forma net sales in the range of $655 to $670 million, and pro forma adjusted EBITDA between $165 and $170 million. Additional information regarding pro forma adjustments is included in the “Use and Reconciliation of Non-GAAP Financial Measures” table below.

Dominic Bardos, Holley’s Chief Financial Officer, added, “We continued to execute on our strategy in the second quarter, with both organic growth and recent acquisitions contributing to our strong revenue performance. We expect sales growth to moderate in the back half of 2021, largely due to lapping strong 2020 performance and the three acquisitions made during the fourth quarter last year. Our full-year guidance also contemplates the uncertainties surrounding global supply chain challenges and inflationary pressure on raw material costs. Our markets remain strong and our consumers continue to be highly engaged.”

Conference Call

A conference call and audio webcast has been scheduled for 10:00 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 1-844-200-6205 (United States Toll Free), 1-646-904-5544 (United States Local), or + 44-208-0682-558 (All Other Locations) using the access code of 472207.

For those unable to participate, a telephone replay recording will be available until Wednesday, September 1, 2021. To access the replay, please call 1-929-458-6194 (U.S.), 0204-525-0658 (U.K.), or + 44-204-525-0658 (All Other Locations) and enter confirmation code 986200. A web-based archive of the conference call will also be available at the Company’s website.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management are inherently uncertain factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) changes in applicable laws or regulations; 4) the outcome of any legal proceedings that may be instituted against Holley; 5) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 6) Holley’s estimates of its financial performance; 7) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; and 8) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) filed on July 28, 2021. Although Holley believe the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	For the thirteen weeks ended				For the twenty-six weeks ended
	27-Jun 2021	June 28, 2020	Variance	% Variance	27-Jun 2021	June 28, 2020	Variance	% Variance
Net Sales	$193,041	$125,296	$67,745	54.1%	$353,373	$232,453	$120,920	52.0%
Cost of Goods Sold	111,841	70,468	41,373	58.7%	206,494	134,292	72,202	53.8%

Gross Profit	81,200	54,828	26,372	48.1%	146,879	98,161	48,718	49.6%
Operating Expenses	41,138	28,479	12,659	44.5%	94,036	54,138	39,898	73.7%

Operating Income	40,062	26,349	13,713	52.0%	52,843	44,023	8,820	20.0%
Interest Expense	11,174	11,013	161	1.5%	21,245	22,518	(1,273)	-5.7%

Income Before Income Taxes	28,888	15,336	13,552	88.4%	31,598	21,505	10,093	46.9%
Income Tax Expense (Benefit)	5,790	2,827	2,963	104.8%	10,556	4,144	6,412	154.7%

Net Income (Loss)	23,098	12,509	10,589	84.7%	21,042	17,361	3,681	21.2%

Comprehensive Income:
Foreign Currency Translation Adj.	35	—	35	—	19	—	19	—

Total Comprehensive Net Income:	23,133	12,509	10,624	84.9%	21,061	17,361	3,700	21.3%

HOLLEY INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	For the thirteen weeks ended
	March 29, 2020	June 28, 2020	Sept. 27, 2020	Dec. 31, 2020	March 28, 2021	27-Jun 2021
Net Sales	$107,157	$125,296	$133,307	$138,419	$160,332	$193,041
Cost of Goods Sold	63,824	70,468	77,778	83,865	94,653	111,841

Gross Profit	43,333	54,828	55,529	54,554	65,679	81,200
Operating Expenses	25,659	28,479	27,149	41,502	52,898	41,138

Operating Income	17,674	26,349	28,380	13,052	12,781	40,062
Interest Expense	11,505	11,013	9,325	11,929	10,071	11,174

Income Before Income Taxes	6,169	15,336	19,055	1,123	2,710	28,888
Income Tax Expense (Benefit)	1,317	2,827	5,512	(830)	4,766	5,790

Net Income (Loss)	4,852	12,509	13,543	1,953	(2,056)	23,098

Comprehensive Income:
Foreign Currency Translation Adj.	—	—	—	16	(16)	35

Total Comprehensive Net Income:	4,852	12,509	13,543	1,969	(2,072)	23,133

HOLLEY INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	As of March 29, 2020	As of June 28, 2020	As of Sept. 27, 2020	As of Dec. 31, 2020	As of March 28, 2021	As of 27-Jun 2021
Assets
Total Current Assets	$200,825	$221,873	$190,361	$257,980	$275,832	$261,207
Net Property, Plant & Equipment	32,752	32,929	34,131	43,729	44,581	49,692
Goodwill	297,607	297,607	297,607	359,099	359,099	377,368
Other Net Intangibles	330,807	328,157	325,459	404,522	401,186	425,423

Total Assets	861,991	880,566	847,558	1,065,330	1,080,698	1,113,690

Liabilities and Stockholder’s Equity
Total Current Liabilities	46,980	53,046	54,463	82,009	98,175	107,428
Long-term Debt Net of Current Portion	531,078	530,857	482,636	649,458	650,123	649,874
Deferred Taxes	51,656	51,863	51,995	71,336	71,814	72,538
Other Noncurrent Liabilities	21,890	21,890	21,890	22,146	22,146	22,146

Total Liabilities	651,604	657,656	610,984	824,949	842,258	851,986
Common Stock	—	—	—	—	—	—
Additional Paid-In Capital	236,624	236,638	236,759	238,890	239,021	239,152
Accumulated Loss	(397)	(397)	(397)	(674)	(690)	(655)
Retained Earnings	(25,840)	(13,331)	212	2,165	109	23,207

Total Stockholder’s Equity	210,387	222,910	236,574	240,381	238,440	261,704

Total Liabilities and Stockholder’s Equity	861,991	880,566	847,558	1,065,330	1,080,698	1,113,690

HOLLEY INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the thirteen weeks ended
	March 29, 2020	June 28, 2020	Sept. 27, 2020	Dec. 31, 2020	March 28, 2021	27-Jun 2021
Operating Activities
Net Income	$4,852	$12,509	$13,543	$1,953	$(2,056)	$23,098
Adjustments to Reconcile to Net Cash	5,964	5,811	6,102	13,960	7,142	24,855
Changes in Operating Assets & Liabilities	6,764	7,549	12,510	(3,104)	13,870	(20,512)

Net Cash from Operating Activities	17,580	25,869	32,155	12,809	18,956	27,441
Investing Activities
Capital Expenditures, Net of Dispositions	(1,283)	(2,152)	(3,218)	(2,082)	(3,104)	(3,752)
Acquisitions	—	(50)	—	(156,833)	—	(54,011)

Net Cash from Investing Activities	(1,283)	(2,202)	(3,218)	(158,915)	(3,104)	(57,763)
Financing Activities
Net Change and Principal Payments in Debt	27,500	(1,050)	(48,950)	163,044	(64)	(1,475)

Net Change in Cash & Cash Equivalents	43,797	22,617	(20,013)	16,938	15,788	(31,797)

Cash and Cash Equivalents
Beginning of Period	8,335	52,132	74,749	54,736	71,674	87,462

End of Period	52,132	74,749	54,736	71,674	87,462	55,665

HOLLEY INTERMEDIATE HOLDINGS, INC. and SUBSIDIARIES

USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	For the thirteen weeks ended
Description	June 27, 2021	June 28, 2020
Net Income (Loss)	$23,098	$12,509
Adjustments:
Interest Expense	11,174	11,013
Income Taxes	5,790	2,827
Depreciation	2,201	1,988
Amortization	3,502	2,701

EBITDA	45,765	31,038
Acquisition Integration & Restructuring	2,676	3,118
Unusual or Nonrecurring Expenses	3,993	1,435
Related Party Acquisition and Management Fee Expenses	1,658	880
Other Expense	47	(109)

Adjusted EBITDA	54,139	36,362

Description	13 Weeks Ended June 27, 2021
Net Sales	193,041
Adjustments:
Sales from Acquisitions within 365 Days of Purchase (Non-Comparable to Prior Year)	(36,700)

Organic Sales (Comparable to Prior Year Period Net Sales)	156,341

Description	2021 Forecast Low Range	2021 Forecast High Range
Net Sales	$647,600	$662,600
Pre-Acquisition Net Sales (AEM Performance Electronics)	7,400	7,400

Pro Forma Net Sales	655,000	670,000

Adjusted EBITDA	$163,400	$168,400
Pre-Acquisition Adjusted EBITDA (AEM Performance Electronics)	1,600	1,600

Pro Forma Adjusted EBITDA	165,000	170,000

Holley believes EBITDA and Adjusted EBITDA are useful to investors in evaluating the Company’s financial performance. In addition, Holley uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business. Holley believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling the Company to evaluate and plan more effectively for the future.

Holley defines EBITDA as earnings before (a) interest expense, (b) income taxes and (c) depreciation and amortization. Holley defines Adjusted EBITDA as EBITDA plus (i) unusual or nonrecurring expenses that consist primarily of the addback of the amortization of the fair market value increase in inventory in 2019 and 2018 (for 2020, the addbacks consist of the amortization of the fair market value increase in inventory and legal settlement), (ii) acquisition and restructuring costs, (iii) related party acquisition and management fee costs, and (iv) other expenses, which includes losses from disposal of fixed assets and foreign currency transactions.

Organic sales excludes the impact from sales from acquisitions within 365 days of the consummation of such acquisition. Holley believes organic sales provides investors with useful supplemental information regarding Holley’s underlying sales trends.

EBITDA, Adjusted EBITDA and organic sales are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

A forecast for 2021 Adjusted EBITDA and Pro Forma Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of these measures without unreasonable effort.